Exhibit 99.1

FOR IMMEDIATE RELEASE

Cellu Tissue Holdings, Inc. Completes Acquisition of CityForest Corporation

Alpharetta, Ga. — March 21, 2007— Cellu Tissue Holdings, Inc. (“Cellu Tissue”) announced today that it has consummated the acquisition of CityForest Corporation (“CityForest”).  Cellu Tissue-CityForest LLC, the acquired business, is a wholly-owned subsidiary of Cellu Tissue.

CityForest is a Ladysmith, Wisconsin-based manufacturer of tissue paper parent rolls for converters that resize and convert the rolls into napkins, towels, bath tissue, specialty medical tissue, industrial wipers and facial tissue. The majority of CityForest’s sales are to converters serving the commercial (“away-from-home”) market, the consumer (“at-home”) market, as well as state and federal government agencies and the medical industry.  CityForest is solely focused on manufacturing tissue hard rolls and does not currently convert rolls into finished products.

Cellu Tissue manufactures and markets a variety of specialty tissue hard rolls and machine-glazed paper used in the manufacture of various end products, including diapers, facial and bath tissue, assorted paper towels and food wraps. In addition, Cellu Tissue produces a variety of converted tissue products. Cellu Tissue’s customers include major North American producers of branded and unbranded disposable consumer absorbent and tissue products for the personal and health care markets; consumer and away-from-home tissue products companies; national and regional tissue products distributors; and third-party converters who sell their products to food, bakery and confections companies. Cellu Tissue services a diverse group of high-quality customers, with three of its top 10 customers belonging to the Fortune 150 group of companies.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended including statements regarding the expected timing, completion and effects of the proposed acquisition.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements included in this document are based upon information available to Cellu Tissue as of the date hereof, and Cellu Tissue assumes no obligation to update any such forward-looking statement. Cellu Tissue cautions you that any forward looking information is based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Factors that may affect the business or financial results of Cellu Tissue are described in Cellu Tissue’s filings with the SEC, including in its annual report on Form 10-K for the fiscal year ended February 28, 2006.

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